PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                    Financial Statements and Schedules

                        December 31, 1996 and 1995


                (With Independent Auditors' Report Thereon)

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                             Table of Contents

                         December 31, 1996 and 1995



Independent Auditors' Report

Statements of Net Assets Available for Plan Benefits with Fund Information

Statements of Changes in Net Assets Available for Plan Benefits with Fund Information

Notes to Financial Statements


                                                                    Schedule

Item 27(a) - Schedule of Assets Held for Investment Purposes           1
Item 27(d) - Schedule of Reportable Transactions                       2

                        Independent Auditors' Report


The Employee Benefits and Compensation Committee of
    Republic National Bank of New York:


We have audited the accompanying statements of net assets available for plan benefits of the Profit Sharing and Savings Plan of Republic National Bank of New York (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Profit Sharing and Savings Plan of Republic National Bank of New York as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our 1996 audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules 1 and 2 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the statement of net assets for plan benefits and the statement of changes in net assets for plan benefits of each fund. The supplementary information and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements taken as a whole and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements as of and for the year ended December 31, 1996 taken as a whole.



June 18, 1997

                                 PROFIT SHARING AND SAVINGS PLAN OF
                                 REPUBLIC NATIONAL BANK OF NEW YORK

             Statements of Net Assets Available for Plan Benefits with Fund Information

                                    Year ended December 31, 1996


                                                Fixed           U.S. Fixed                          Fixed
                                               Income             Income                            Income
                                              Long-Term          Short to       International     Short-Term
                                             Investment        Intermediate        Equity         Investment
                                                Fund               Fund              Fund            Fund
                                                ----               ----              ----            ----
Assets:
    Investments at fair value:
       Republic U.S. Government
      Money Market                           $   15,731            24,090           110,493              -
   Pooled Employee Benefit Trust
      of Republic National Bank of
      New York                                4,633,332         6,328,315         7,242,988        27,953,833
   RNYC common stock                               --                --                --                --
                                             ----------        ----------        ----------        ----------
          Total investments                   4,649,063         6,352,405         7,353,481        27,953,833

Contributions receivable                         71,551            78,850           129,793           397,141
Accrued income receivable                            72               108               408              --
                                             ----------        ----------        ----------        ----------
          Net assets available for
             plan benefits                   $4,720,686         6,431,363         7,483,682        28,350,974
                                             ==========        ==========        ==========        ==========


                                               RNYC          U.S. Equity      U.S. Equity      U.S. Equity
                                              Common          Large-Cap        Large-Cap         Small-
                                               Stock           Growth            Value             Cap
                                               Fund             Fund             Fund             Fund              Total
                                               ----             ----             ----             ----
Assets:
    Investments at fair value:
       Republic U.S. Government
      Money Market                          $      --             95,782          115,326          103,566          464,988
   Pooled Employee Benefit Trust
      of Republic National Bank of
      New York                                     --         10,350,133       15,486,269       18,077,324       90,072,194
   RNYC common stock                         17,236,588             --               --               --         17,236,588
                                            -----------      -----------      -----------      -----------      -----------

          Total investments                  17,236,588       10,445,915       15,601,595       18,180,890      107,773,770

Contributions receivable                        185,168          176,882          249,467          343,910        1,632,762
Accrued income receivable                        80,270              312              400              347           81,917
                                            -----------      -----------      -----------      -----------      -----------

          Net assets available for
             plan benefits                  $17,502,026       10,623,109       15,851,462       18,525,147      109,488,449
                                            ===========      ===========      ===========      ===========      ===========


                                 PROFIT SHARING AND SAVINGS PLAN OF
                                 REPUBLIC NATIONAL BANK OF NEW YORK

        Statements of Net Assets Available for Plan Benefits with Fund Information, continued

                                    Year ended December 31, 1995

                                                                                                              Fixed
                                                   Fixed            U.S. Fixed                                Income
                                                  Income              Income                                Short-Term
                                                 Long-Term           Short to          International        Investment
                                                Investment         Intermediate           Equity              Option
                                                   Fund                Fund                Fund                Fund
                                                   ----                ----                ----                ----
Assets:
    Investments at fair value:
       Dreyfus Cash
      Management                                $     --                  --                  --               209,441
   Republic U.S. Government
      Money Market                                  70,738              64,310              56,370                --
   Pooled Employee Benefit Trust
      of Republic National Bank of
      New York                                   4,166,864           6,553,462           4,769,183          30,879,985
   RNYC common stock                                  --                  --                  --                  --
                                                ----------          ----------          ----------          ----------

          Total investments                      4,237,602           6,617,772           4,825,553          31,089,426

Contributions receivable                            62,447              77,739              93,165             423,297
Accrued income receivable                             --                  --                  --                41,065
                                                ----------          ----------          ----------          ----------

          Net assets available for
             plan benefits                      $4,300,049           6,695,511           4,918,718          31,553,788
                                                ==========          ==========          ==========          ==========



                                                  RNYC       U.S. Equity       U.S. Equity      U.S. Equity
                                                 Common        Large-Cap         Large-Cap         Small-
                                                  Stock         Growth             Value             Cap
                                                  Fund           Fund              Fund             Fund             Total
                                                  ----           ----              ----             ----
Assets:
    Investments at fair value:
       Dreyfus Cash
      Management                              $      --               --               --               --            209,441
   Republic U.S. Government
      Money Market                                 68,843           76,499           90,433           85,360          512,553
   Pooled Employee Benefit Trust
      of Republic National Bank of
      New York                                       --          6,723,843       11,946,361       12,794,104       77,833,802
   RNYC common stock                           13,303,199             --               --               --         13,303,199
                                              -----------      -----------      -----------      -----------      -----------

          Total investments                    13,372,042        6,800,342       12,036,794       12,879,464       91,858,995

Contributions receivable                          145,679          127,055          192,695          237,676        1,359,753
Accrued income receivable                          77,425             --               --               --            118,490
                                              -----------      -----------      -----------      -----------      -----------

          Net assets available for
             plan benefits                    $13,595,146        6,927,397       12,229,489       13,117,140       93,337,238
                                              ===========      ===========      ===========      ===========      ===========

See accompanying notes to financial statements.

                                                       PROFIT SHARING AND SAVINGS PLAN OF
                                                       REPUBLIC NATIONAL BANK OF NEW YORK

                              Statements of Changes in Net Assets Available for Plan Benefits with Fund Information

                                                          Year ended December 31, 1996



                                                     Fixed          U.S. Fixed                             Fixed
                                                     Income           Income                               Income
                                                   Long-Term         Short to         International      Short-Term
                                                  Investment       Intermediate          Equity          Investment
                                                     Fund              Fund               Fund              Fund
                                                     ----              ----               ----              ----
Investment income:
    Net appreciation in fair
       value of investments                        $270,524            307,831            950,362          1,655,099
    Interest                                          2,782              3,662              4,442               --
    Dividends                                          --                 --                 --                 --
                                                -----------        -----------        -----------        -----------

       Total investment
          income                                    273,306            311,493            954,804          1,655,099
                                                -----------        -----------        -----------        -----------

Contributions:
    Employee                                        342,738            384,121            636,097          2,027,241
    Employer                                        203,597            283,008            253,789          1,898,792
                                                -----------        -----------        -----------        -----------

       Total contributions                          546,335            667,129            889,886          3,926,033
                                                -----------        -----------        -----------        -----------

              Total additions                       819,641            978,622          1,844,690          5,581,132
                                                -----------        -----------        -----------        -----------

Distributions to participants                      (328,283)        (1,095,183)          (364,714)        (5,555,048)
                                                -----------        -----------        -----------        -----------
              Net increase (decrease)
                 before interfund transfers         491,358           (116,561)         1,479,976             26,084

Interfund transfers                                 (70,721)          (147,587)         1,084,988         (3,228,898)
                                                -----------        -----------        -----------        -----------
              Net increase (decrease)               420,637           (264,148)         2,564,964         (3,202,814)

Net assets available for plan benefits:
    Beginning of year                             4,300,049          6,695,511          4,918,718         31,553,788
                                                -----------        -----------        -----------        -----------

    End of year                                  $4,720,686          6,431,363          7,483,682         28,350,974
                                                ===========        ===========        ===========        ===========



                                                      RNYC        U.S. Equity     U.S. Equity     U.S. Equity
                                                     Common        Large-Cap       Large-Cap        Small-
                                                      Stock         Growth           Value            Cap
                                                      Fund           Fund            Fund            Fund            Total
                                                      ----           ----            ----            ----
Investment income:
    Net appreciation in fair
       value of investments                       $ 3,818,769       2,095,487       2,276,461       2,997,078      14,371,611
    Interest                                            3,932           4,120           6,291           5,534          30,763
    Dividends                                         324,129            --              --              --           324,129
                                                 ------------    ------------    ------------    ------------    ------------

       Total investment
          income                                    4,146,830       2,099,607       2,282,752       3,002,612      14,726,503
                                                 ------------    ------------    ------------    ------------    ------------

Contributions:
    Employee                                          799,771         807,989       1,218,148       1,563,614       7,779,719
    Employer                                          573,362         361,189         558,164         691,800       4,823,701
                                                 ------------    ------------    ------------    ------------    ------------

       Total contributions                          1,373,133       1,169,178       1,776,312       2,255,414      12,603,420
                                                 ------------    ------------    ------------    ------------    ------------

              Total additions                       5,519,963       3,268,785       4,059,064       5,258,026      27,329,923
                                                 ------------    ------------    ------------    ------------    ------------

Distributions to participants                        (856,263)       (742,528)       (984,308)     (1,252,385)    (11,178,712)
                                                 ------------    ------------    ------------    ------------    ------------
              Net increase (decrease)
                 before interfund transfers         4,663,700       2,526,257       3,074,756       4,005,641      16,151,211

Interfund transfers                                  (756,820)      1,169,455         547,217       1,402,366            --
                                                 ------------    ------------    ------------    ------------    ------------
              Net increase (decrease)               3,906,880       3,695,712       3,621,973       5,408,007      16,151,211

Net assets available for plan benefits:
    Beginning of year                              13,595,146       6,927,397      12,229,489      13,117,140      93,337,238
                                                 ------------    ------------    ------------    ------------    ------------

    End of year                                   $17,502,026      10,623,109      15,851,462      18,525,147     109,488,449
                                                 ============    ============    ============    ============    ============


                                                  PROFIT SHARING AND SAVINGS PLAN OF
                                                  REPUBLIC NATIONAL BANK OF NEW YORK

                   Statements of Changes in Net Assets Available for Plan Benefits with Fund Information, continued

                                                     Year ended December 31, 1995

                                                                                                               Managed
                                                        Aggressive        Common            Fixed               Total
                                                          Growth           Stock           Income              Return
                                                           Fund            Fund             Fund                Fund
                                                           ----            ----             ----                ----
Investment income:
    Net appreciation in fair
       value of investments                           $   503,361           958,455           280,660           586,383
    Interest                                                3,263             3,889             5,297             2,804
    Dividends                                                --                --                --                --
                                                      -----------       -----------       -----------       -----------

              Total investment
                 income                                   506,624           962,344           285,957           589,187
                                                      -----------       -----------

Contributions:
    Employee                                              150,544           243,591           101,071           176,923
    Employer                                              641,554         1,097,997           527,216           793,897
                                                      -----------       -----------       -----------       -----------

       Total contributions                                792,098         1,341,588           628,287           970,820
                                                      -----------       -----------       -----------       -----------

              Total additions                           1,298,722         2,303,932           914,244         1,560,007
                                                      -----------       -----------       -----------       -----------


Distributions to participants                            (165,008)         (555,509)         (162,095)         (621,173)
                                                      -----------       -----------       -----------       -----------
              Net increase (decrease)
                 before interfund transfers             1,133,714         1,748,423           752,149           938,834

Interfund transfers                                    (7,397,047)      (14,871,670)       (7,715,038)      (12,667,726)
                                                      -----------       -----------       -----------       -----------
              Net increase (decrease)                  (6,263,333)      (13,123,247)       (6,962,889)      (11,728,892)

Net assets available for plan benefits:
    Beginning of year                                   6,263,333        13,123,247         6,962,889        11,728,892
                                                      -----------       -----------       -----------       -----------

    End of year                                       $    --                --                --                --
                                                      ===========       ===========       ===========       ===========




                                                      Fixed          U.S. Fixed                             Income
                                                     Income            Income                             Short-Term
                                                    Long-Term         Short to        International       Investment
                                                   Investment       Intermediate         Equity             Option
                                                      Fund              Fund              Fund               Fund
                                                      ----              ----              ----               ----

Investment income:
    Net appreciation in fair
       value of investments                      $   442,234            427,395            474,745          2,054,760
    Interest                                           2,733              2,890              2,959             54,256
    Dividends                                           --                 --                 --                 --
                                                 -----------        -----------        -----------        -----------

              Total investment
                 income                              444,967            430,285            477,704          2,109,016
                                                 -----------        -----------        -----------        -----------

Contributions:
    Employee                                         192,406            240,590            291,988          2,717,540
    Employer                                          17,669             22,427               --            3,391,258
                                                 -----------        -----------        -----------        -----------

       Total contributions                           210,075            263,017            291,988          6,108,798
                                                 -----------        -----------        -----------        -----------

              Total additions                        655,042            693,302            769,692          8,217,814
                                                 -----------        -----------        -----------        -----------


Distributions to participants                       (300,069)          (922,937)          (235,159)        (8,642,946)
                                                 -----------        -----------        -----------        -----------
              Net increase (decrease)
                 before interfund transfers          354,973           (229,635)           534,533           (425,132)

Interfund transfers                                3,945,076          6,925,146          4,384,185          1,242,000
                                                 -----------        -----------        -----------        -----------
              Net increase (decrease)              4,300,049          6,695,511          4,918,718            816,868

Net assets available for plan benefits:
    Beginning of year                                   --                 --                 --           30,736,920
                                                 -----------        -----------        -----------        -----------

    End of year                                   $4,300,049          6,695,511          4,918,718         31,553,788
                                                 ===========        ===========        ===========        ===========




                                                       RNYC         U.S. Equity     U.S. Equity     U.S. Equity
                                                      Common         Large-Cap       Large-Cap        Small-
                                                       Stock          Growth           Value            Cap
                                                       Fund            Fund            Fund            Fund            Total
                                                       ----            ----            ----            ----            -----
Investment income:
    Net appreciation in fair
       value of investments                          $3,831,060         758,238       2,127,294       3,243,814      15,688,399
    Interest                                              9,682           2,984           4,514           3,987          99,258
    Dividends                                           330,099            --              --              --           330,099
                                                   ------------    ------------    ------------    ------------    ------------

              Total investment
                 income                               4,170,841         761,222       2,131,808       3,247,801      16,117,756
                                                   ------------    ------------    ------------    ------------    ------------

Contributions:
    Employee                                            776,277         380,186         600,266         711,234       6,582,616
    Employer                                          1,081,817          13,698           8,832           5,356       7,601,721
                                                   ------------    ------------    ------------    ------------    ------------

       Total contributions                            1,858,094         393,884         609,098         716,590      14,184,337
                                                   ------------    ------------    ------------    ------------    ------------

              Total additions                         6,028,935       1,155,106       2,740,906       3,964,391      30,302,093
                                                   ------------    ------------    ------------    ------------    ------------


Distributions to participants                        (2,559,978)       (490,758)       (975,018)       (855,377)    (16,486,027)
                                                   ------------    ------------    ------------    ------------    ------------
              Net increase (decrease)
                 before interfund transfers           3,468,957         664,348       1,765,888       3,109,014      13,816,066

Interfund transfers                                    (579,702)      6,263,049      10,463,601      10,008,126            --
                                                   ------------    ------------    ------------    ------------    ------------
              Net increase (decrease)                 2,889,255       6,927,397      12,229,489      13,117,140      13,816,066

Net assets available for plan benefits:
    Beginning of year                                10,705,891            --              --              --        79,521,172
                                                   ------------    ------------    ------------    ------------    ------------

    End of year                                     $13,595,146       6,927,397      12,229,489      13,117,140      93,337,238
                                                   ============    ============    ============    ============    ============

See accompanying notes to financial statements.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued

                         December 31, 1996 and 1995


(1)    Description of Plan

       The following description of the Profit Sharing and Savings Plan of Republic National Bank of New York (the "Plan"), as amended and restated as of January 1, 1989, is presented for general information purposes only. Participants should refer to the Plan Document for more complete information.

       (a)    General

              The Plan is a defined contribution plan sponsored by Republic National Bank of New York (the "Bank"), a wholly owned subsidiary of Republic New York Corporation (the "Corporation"). The Plan covers substantially all domestic employees of the Bank, the Corporation and their subsidiaries. The Plan, in general, has a profit sharing component (Employer Allocation) and elective deferral contribution components (Savings Plus Contributions and Flex Fund Elective Deferrals and After-Tax Savings). In general, all regular salaried employees are eligible to participate in the Plan. Employees become participants on January 1, coinciding with or following the date of hire; however, a participant may not have profit sharing contributions or Flex Fund Elective Deferral contributions made on his behalf under the Plan prior to the first anniversary of such participant's date of hire. The purpose of the Plan is to recognize employees' contributions to the successful operation of the Bank and to provide employees with a savings method, through payroll deductions, on a pre- and after-tax basis.

       (b)    Benefits

              The Bank generally issues a profit sharing award on behalf of the participating employees and contributes a portion of such profit sharing award to the Plan. Approximately 50% of this award is referred to as the Employer Allocation. The balance of such award, to the extent contributed to the Plan, represents Flex Fund Elective Deferrals. The amount of the profit sharing award is usually based primarily on the Bank's earnings for the year. In some years, there may be no profit sharing award. Plan forfeitures for the year reduce profit sharing awards otherwise payable by the Bank.

              An eligible employee's profit sharing award each year is calculated, if a profit sharing award is declared by the Bank for such year, by allocation of the Bank's total profit sharing award times the relationship of the participant's base salary to the base salaries for all eligible participants. Base salary is exclusive of overtime payments, expense allowances, pension and insurance benefits, bonuses and other special payments.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued



(1), Continued

              Employees may elect (i) to receive either all or a portion of 50% of their profit sharing award in cash and/or spend it on benefits under the Flex Fund, an Internal Revenue Code
              Section 125 cafeteria plan sponsored by the Bank, with the remainder placed in the Plan, for which the Bank serves as Trustee, or (ii) to have 100% of their allocation placed in the Plan. The portion of the profit sharing award that is paid into the Plan is comprised of Employer Allocations and Flex Fund Elective Deferrals. Participants' profit sharing contributions to the Plan representing Flex Fund Elective Deferrals, and the earnings thereon, are always 100% vested and nonforfeitable. The balance (i.e., 50%) of the profit sharing award with respect to which the participant makes no election and which is automatically contributed to the Plan on the participant's behalf (i.e., the Employer Allocation), becomes fully vested and nonforfeitable when the participant completes three years of service.

       (c)    Contributions

              The Bank may contribute to the Plan each year such amount, if any, as shall be determined by the Board of Directors of the Bank in its discretion, but not exceeding the maximum amount which would be deductible by the Bank for such year for income tax purposes. Employer contributions, which are primarily based on the Bank's earnings for the year, are contributed and included in the Plan when the financial statements of the Bank are approved by its Board of Directors.

              Total contributions to the Plan on behalf of any participant for any Plan year shall not exceed the lesser of (a) $30,000, or (b) 25% of the participant's total earnings for such Plan year. Savings Plus Contributions, Flex Fund Elective Deferrals and After-Tax Savings contributions on behalf of certain highly compensated employees may be limited as a result of certain nondiscrimination rules under the Internal Revenue Code of 1986, as amended (the "Code").

Savings Plus Contributions are permitted from 1% to 10% of the employee's base salary (as of the previous September 1st) in multiples of 1%. After-Tax Savings contributions are also permitted from 1% to 10% of the employee's base salary (as of the previous September 1st) in multiples of 1%. Employees may not contribute in aggregate more than 15% of the member's annual compensation. By law, the total Savings Plus Contributions plus Flex Fund Elective Deferrals for 1996 is limited to $9,500 per employee. Savings Plus Contributions, Flex Fund Elective Deferrals and associated earnings are not subject to current Federal income taxes and may not be subject to state and local income taxes. All such contributions are made on a pretax basis, thereby reducing taxable income. Income taxes on such amounts are deferred until the participant receives distributions from the Plan. Earnings on any After-Tax Savings contributions are also tax deferred.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued


(1), Continued
              The participants' Savings Plus Contributions (made via payroll deductions), and the interest earned thereon, are invested by the Bank in short-term money market investments from the payroll deductions date to the date such contributions are invested in the Plan's investment funds. Such interest earned is treated as an additional contribution to the investment funds.

              A participant may, with the consent of the Plan
              Administrator, deposit a payout from a former employer's profit sharing plan into the Plan. A participant is not required to complete one year of service to make such rollover contributions.

       (d)    Distributions

              Participants or their beneficiaries are entitled to receive benefit payments representing their vested interest in the Plan as follows: (1) participants may, in the case of certain hardships set forth in the Plan, apply for a distribution of all, or a portion of, their Savings Plus Contributions, Flex Fund Elective Deferrals and the vested portion of the participant's Employer Allocation Account and After-Tax Savings Contributions; (2) participants may withdraw all or a portion of their vested interest under the Plan upon their attainment of age 59-1/2; (3) withdrawals of After-Tax Savings Contributions are permitted once per quarter and will be paid as soon as practicable following the end of the quarter in which the request was made; (4) in general, upon termination of employment, participants or their beneficiaries shall receive payment of their vested interest in the Plan as a lump-sum distribution (payable as soon as practicable following the valuation date immediately following the participant's termination of employment, but in no event later than 60 days after the close of the plan year in which the participant's termination of employment occurred), in two installments, or in five equal annual installments; and (5) participants with a vested interest in the RNYC Common Stock Fund may elect, upon termination, to receive all or a portion of their distribution as cash and/or shares.

              A participant may not have any portion of his Savings Plus Contributions account balance or his Flex Fund Elective Deferrals account balance distributed earlier than the participant's (a) retirement, (b) death, (c) disability, (d) termination of employment, (e) attainment of age 59-1/2, or
              (f) hardship. A distribution on account of hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued


(1), Continued

       (e)    Investment Elections

              As of March 31, 1995 the Common Stock Investment Fund, Fixed Income Investment Fund, Aggressive Growth Investment Fund and Managed Total Return Investment Fund options were discontinued. These funds were replaced by the Fixed Income Long-Term Investment Fund, U.S. Fixed Income Short to Intermediate Fund, International Equity Fund, U.S. Equity Large-Cap Growth Fund, U.S. Equity Large-Cap Value Fund, and the U.S. Equity Small-Cap Fund.

              Under the terms of the Plan, participants may designate, in multiples of 10%, the proportions in which their allocations and contributions placed in the Plan are to be invested in any of the eight current investment funds under the Plan (collectively known as the "funds") which are: Fixed Income Long-Term Investment Fund, U.S. Fixed Income Short to Intermediate Fund, International Equity Fund, Fixed Income Short-Term Investment Fund, RNYC Common Stock Fund, U.S. Equity Large-Cap Growth Fund, U.S. Equity Large-Cap Value Fund, and U.S. Equity Small-Cap Fund. Participants failing to make an election decision will have their allocations invested in the Fixed Income Short-Term Investment Fund. A participant may elect to change his investment designation up to four times a year based on the schedule specified in the Plan.

              The Bank, as Trustee for the funds, has discretionary authority concerning purchases and sales of investments in each of its eight investment funds, within the guidelines described in the Plan Document as follows:

              Fixed Income Long-Term Investment Fund - to be invested primarily in U.S. Government securities, corporate bonds, mortgage-backed securities and / or other fixed income securities with an average weighted maturity expected to be greater than five years.

              U.S. Fixed Income Short to Intermediate Fund - to be invested primarily in U.S. Treasury securities with an average weighted maturity expected to be greater than one year but less than three years.

              International Equity Fund - to be invested primarily in equity securities of non - U.S. issuers and equity securities whose principal markets are located outside of the U.S. that are expected to provide long-term capital appreciation.

              Fixed Income Short-Term Investment Fund - to be invested in savings or time accounts, certificates of deposit, obligations of the United States or those for which the full faith and credit of the United States are pledged to provide for the payment of the interest and principal, and obligations of any agency or instrumentality of the United States. The Fund may also inve t in other short-term investments.

              RNYC Common Stock Fund - to be invested in Republic New York Corporation common stock. Investments in this fund may not exceed 50% of the participant's total Plan balance.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued


(1), Continued

              U.S. Equity Large-Cap Growth Fund - to be invested primarily in common stocks of large U.S. corporations considered to have high earnings growth potential and that are expected to provide long-term capital appreciation.

              U.S. Equity Large-Cap Value Fund - to be invested primarily in common stocks of large U.S. corporations considered to be undervalued and that are expected to provide long-term capital appreciation.

              U.S. Equity Small-Cap Fund - to be invested primarily in smaller companies that are expected to grow rapidly and are expected to provide long-term capital appreciation.

              Presently, the Plan assets are invested in the Pooled Employee Benefit Trust of Republic National Bank of New York, except the Plan assets of the RNYC Common Stock Fund which are invested in RNYC common stock. Each investment fund utilizes the Dreyfus Cash Management account or the Republic U.S. Government money market account, sweep accounts, to invest excess cash.

              Two of the investment options, the Savings Fund and RNYC Common Stock Fund, remained available after April 1, 1996 although the Savings Fund has been renamed the Fixed Income Short-Term Investment Fund.

              Each participant in the Plan was required to complete investment election forms to allocate their existing balances as of March 31, 1995 among the eight investment plan options.


(2)    Summary of Significant Accounting Policies

       (a)    Investments, Valuations, Income Recognition and Use of Estimates

              Dreyfus Cash Management accounts are investments in money market funds for purposes of liquidity and are stated at cost which approximates fair value.

              Republic U.S. Government Money Market accounts are investments in money market funds for purposes of liquidity and are stated at cost which approximates fair value.

The investments in the Pooled Employee Benefit Trust of Republic National Bank of New York ("PEBT") are stated at fair value based upon the unit valuations as reported in the PEBT financial statements as of December 31, 1996 and 1995. Such unit valuations are based predominantly on market quotations for the underlying investments obtained from national securities exchanges.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued

 (2), Continued

              Republic New York Corporation's common stock is stated at fair value based upon the closing market price quoted on the New York Stock Exchange.

              Interest income in the Dreyfus Cash Management and Republic U.S. Government Money Market accounts is recorded on an accrual basis. Net investment income from the PEBT funds includes current earnings from the PEBT's underlying investments, net gains and losses from the sale of investments by the PEBT's, and the net change in the unrealized appreciation or depreciation in the PEBT's underlying investments and is recorded as net appreciation (depreciation) in fair value of investments in the Plan's financial statements.

              Dividend income in the RNYC Common Stock Fund is recorded on an accrual basis at the date of record of the dividends.

              Gains or losses on sales of investments are accounted for on an average cost basis. These are recorded based upon trade date.

              The preparation of financial statements in conformity with generally accepted accounting principles requires the Sponsor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results may differ from those estimates.

       (b)    Contributions, Distributions and Interfund Transfers

              All contributions, distributions and interfund transfers are effected at the Plan's quarterly valuation dates. The Bank's and employees' contributions are made in accordance with note 1(c).

              The contributions receivable represent employee payroll deductions for the fourth quarter of each year, which are contributed to the Plan in January of the following year.

              A participant's distributions are paid out by the Bank when the participant is entitled to them as discussed in note 1(d). The decrease in the investment funds is recognized at the subsequent Plan quarterly valuation date, at which time the Bank is reimbursed by the Plan. Participant withdrawals requested but not yet paid out of the Plan's assets amounted to $2,420,523 and $2,256,925 at December 31, 1996 and 1995,
              respectively.

Interfund transfers are elected by the participants as discussed in note 1(e) and the change in the investment funds is recognized at the subsequent Plan quarterly valuation date.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued


       (c)    Related Party Transactions

              The Bank is trustee for the PEBT's in which certain of the Plan assets are invested. The Bank does not receive any fees for its role as trustee.

              Administrative expenses are borne by the Plan, unless the Bank, at its option, chooses to pay for such expenses. During 1996 and 1995, the Bank has chosen to pay all administrative expenses of the Plan.


(3)    Plan Valuations

       Plan valuations are performed quarterly.

       The Plan maintains records for each participant in dollar amounts, except in the case of the RNYC Common Stock Fund which is maintained in shares of common stock. Dividends received on the RNYC Common Stock Fund are credited to each participant based upon the number of shares owned in the fund. For all other funds, at the quarterly valuations, each individual is credited with his pro rata share of income in an investment fund based on his opening balance compared to the total of all individuals' opening balances in that fund.


(4)    Investments

       The following table presents the fair values of investments that represent five percent or more of the Plan's net assets at the end of the Plan year:

                                    Fair Value of Investments
                                                                         December 31, 1996
                                                          ---------------------------------------------------
                                                             No. of                                  Fair
                                                          units/shares          Cost                 value
                                                          ------------          ----                 -----
       Investments at Fair Value as Determined
           by Quoted Market Price:
        U.S. Fixed Income Short to
           Intermediate Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Fixed
               Income Short to
               Intermediate Fund                            56,695          $ 5,674,601             6,328,315
        International Equity Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - International
               Equity Fund                                  56,068            5,825,963             7,242,988


                                     8

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                  Notes to Financial Statements, continued


(4), Continued
                                          Fair Value of Investments

                                                                        December 31, 1996
                                                          ---------------------------------------------------
                                                             No. of                                 Fair
                                                          units/shares          Cost                value
                                                          ------------          ----                -----
        Fixed Income Short-Term Investment
            Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - Fixed Income
               Short-Term Investment Fund                     71,783      $  18,252,793            27,953,833
        RNYC Common Stock Fund:
           Republic New York Corporation -
               Common Stock                                  211,168          9,409,517            17,236,588
        U.S. Equity Large-Cap
           Growth Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Equity
               Large-Cap Growth Fund                          72,205          7,505,636            10,350,133
        U.S. Equity Large-Cap Value Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Equity
               Large-Cap Value Fund                          108,941         11,154,535            15,486,269
        U.S. Equity Small-Cap Fund:
           Pooled Employee Benefit Trust
               of Republic National Bank
               of New York - U.S. Equity
               Small-Cap Fund                                111,188         11,859,782            18,077,324
                                                                                                -------------

                           Total                                                                $ 102,675,450
                                                                                                =============

       The net change in fair value of the Plan's investments (including investments bought, sold, and held during the year) is separately disclosed in the statement of changes in net assets available for plan benefits.

The Plan calculates realized gains and losses and unrealized appreciation (depreciation) as the difference between market value and cost. The Internal Revenue Service ("IRS") Form 5500 calculates realized gains and losses and unrealized appreciation (depreciation) as the difference between current market value and market value at the prior year end.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                       Notes to Financial Statements


(5)    Plan Termination

       While it has not expressed any intention to do so, the Bank may terminate the Plan at any time. In the event of the termination of the Plan, or if there is a complete discontinuance of contributions, the account of each participant shall become nonforfeitable and distributable in accordance with the provisions of the Plan. No termination of the Plan shall permit any part of the funds to be used for or diverted to purposes other than for the exclusive benefit of participants, former participants or beneficiaries.


 (6)   Federal Income Taxes

       The Plan is approved as qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, and is exempt from Federal income taxes under Section 501(a) of such Code, pursuant to an Internal Revenue Service determination letter dated December 17, 1996. Accordingly, the Plan has been amended to conform with the changes in plan qualification requirements enacted by the Tax Reform Act of 1986 and all other tax law changes enacted through the Omnibus Budget Reconciliation of 1994. The administrators of the Plan, in conjunction with their tax counsel, believe the Plan operates in accordance with the Internal Revenue Code.


(7)    The Manhattan Savings Bank Employee Thrift Incentive Plan Termination

       Effective January 1, 1991, the Board of Trustees of The Manhattan Savings Bank, a wholly owned subsidiary of the Corporation, agreed to terminate The Manhattan Savings Bank Employee Thrift Incentive Plan. Such termination was subject to the approval of certain regulatory filings by the Internal Revenue Service. Effective January 1, 1991, all participants of The Manhattan Savings Bank Employee Thrift Incentive Plan became fully vested in their respective participant accounts including employer's contributions and all regular salaried employees of The Manhattan Savings Bank were eligible to participate in the Plan. Upon receipt of the regulatory approval of the Application of Determination Upon Termination, The Manhattan Savings Bank employees were given the option to liquidate funds in their participant account in total or liquidate the after-tax portion and roll over the deferred-tax portion into the Profit Sharing and Savings Plan of Republic National Bank of New York. Such regulatory approvals were received in 1995 and approximately $389,000 of the assets of The Manhattan Savings Bank Employee Thrift Incentive Plan were transferred to the Plan and recorded as employee contributions.

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

                       Notes to Financial Statements


(8)    Acquisition of Brooklyn Bancorp, Inc.

       On February 29, 1996, the Corporation completed the acquisition of Brooklyn Bancorp, Inc. ("BBI") and its wholly-owned subsidiary, CrossLand Federal Savings Bank ("CrossLand"), which was merged into the Bank. On July 1, 1997, the assets of the Retirement Plan of CrossLand Federal Savings Bank in RSI Retirement Trust will be transferred into the Plan.

                                                                                     Schedule 1

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

        Item 27(a) - Schedule of Assets Held for Investment Purposes

                             December 31, 1996


                                                    No. of                                   Fair
                                                    units/shares           Cost              value
                                                    ------------           ----              -----
Fixed Income Long-Term Investment Fund:
    Republic U.S. Government Money Market             15,731           $     15,731            15,731
    Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - Fixed Income
       Long-Term Investment Fund                      39,150              3,948,714         4,633,332
                                                                       ------------        ----------

              Total Fixed Income Long-Term
                 Investment Fund                                       $  3,964,445         4,649,063
                                                                       ============        ==========

U.S. Fixed Income Short to Intermediate Fund:
    Republic U.S. Government Money Market             24,090           $     24,090            24,090
*   Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - U.S. Fixed Income
       Short to Intermediate Fund                     56,695              5,674,601         6,328,315
                                                                       ------------       -----------

              Total U.S. Fixed Income Short
                 to Intermediate Fund                                  $  5,698,691         6,352,405
                                                                       ============       ===========

International Equity Fund:
    Republic U.S. Government Money Market            110,493           $    110,493           110,493
*   Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - International Equity Fund        56,068              5,825,963         7,242,988
                                                                       ------------       -----------

              Total International Equity Fund                          $  5,926,456         7,353,481
                                                                       ============       ===========

Fixed Income Short-Term Investment Fund:
*   Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - Fixed Income Short-
       Term Investment Fund                           71,783           $ 18,252,793        27,953,833
                                                                       ------------       -----------

              Total Fixed Income Short-Term
                 Investment Fund                                       $ 18,252,793        27,953,833
                                                                       ============       ===========



                                     2
                                                                                    Schedule 1,Cont.


                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

  Item 27(a) - Schedule of Assets Held for Investment Purposes, Continued


                                                    No. of                                    Fair
                                                    units/shares           Cost               value
                                                    -------                ----               -----

RNYC Common Stock Fund:
*   Republic New York Corporation -
       Common  Stock shares                          211,168           $  9,409,517         17,236,588
                                                                       ------------        -----------

              Total RNYC Common Stock
                 Fund                                                  $  9,409,517         17,236,588
                                                                       ============        ===========

U.S. Equity Large-Cap  Growth Fund:
    Republic U.S. Government
       Money Market                                   95,782           $     95,782             95,782
*   Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - U.S. Equity
       Large-Cap Growth Fund                          72,205              7,505,636         10,350,133
                                                                       ------------        -----------

              Total U.S. Equity Large-Cap
                 Growth Fund                                           $  7,601,418         10,445,915
                                                                       ============        ===========

U.S. Equity Large-Cap Value Fund:
    Republic U.S. Government Money Market            115,326           $    115,326            115,326
*   Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - U.S. Equity Large-Cap
       Value Fund                                    108,941             11,154,535         15,486,269
                                                                       ------------        -----------

              Total U.S. Equity Large-Cap.
                 Value Fund                                            $ 11,269,861         15,601,595
                                                                       ============        ===========

U.S. Equity Small-Cap. Value Fund:
    Republic U.S. Government Money Market            103,566           $    103,566            103,566
*   Pooled Employee Benefit Trust
       of Republic National Bank
       of New York - U.S. Equity
       Small-Cap Fund                                111,188             11,859,782         18,077,324
                                                                       ------------        -----------

              Total U.S. Equity Small-Cap. Fund                        $ 11,963,348         18,180,890
                                                                       ============        ===========

*  Represents five percent or more of the Plan's net assets at the end of the Plan year.

                                                               Schedule 2

                     PROFIT SHARING AND SAVINGS PLAN OF
                     REPUBLIC NATIONAL BANK OF NEW YORK

              Item 27(d) - Schedule of Reportable Transactions

                        Year ended December 31, 1996





                                  - None -